Exhibit 99.1

Quest Diagnostics Reports Second Quarter 2025 Financial Results;
Raises Guidance for Full Year 2025

•Second quarter revenues of $2.76 billion, up 15.2% from 2024
•Second quarter reported diluted earnings per share ("EPS") of $2.47, up 21.7% from 2024; and adjusted diluted EPS of $2.62, up 11.5% from 2024
•Year-to-date cash provided by operations of $858 million, up 67.1% from 2024
•Full year 2025 reported diluted EPS now expected to be between $8.60 and $8.80; and adjusted diluted EPS is expected to be between $9.63 and $9.83

SECAUCUS, N.J., July 22, 2025 - Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, today announced financial results for the second quarter ended June 30, 2025.

"Through continued execution of our strategy, we delivered a strong second quarter, with revenues growing 15.2% which includes 5.2% from organic revenues, as well as adjusted EPS growth of 11.5%," said Jim Davis, Chairman, CEO and President. "Demand for our innovative clinical solutions and expanded business from enterprise accounts complemented growth from acquisitions. We also realized productivity gains as we continued to deploy automation and digital technologies across our operations. Given our performance in the quarter and continued utilization trends, we are raising our full year 2025 guidance."

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,761	$2,397	15.2%	$5,413	$4,763	13.7%
Diagnostic Information Services revenues	$2,699	$2,333	15.7%	$5,288	$4,631	14.2%
Revenue per requisition			(0.4)%			—%
Requisition volume			16.3%			14.3%
Organic requisition volume			2.1%			0.6%
Operating income (a)	$438	$355	23.3%	$784	$655	19.7%
Operating income as a percentage of net revenues (a)	15.9%	14.8%	1.1%	14.5%	13.7%	0.8%
Net income attributable to Quest Diagnostics (a)	$282	$229	23.1%	$502	$423	18.6%
Diluted EPS (a)	$2.47	$2.03	21.7%	$4.41	$3.75	17.6%
Cash provided by operations	$544	$360	51.5%	$858	$514	67.1%
Capital expenditures	$108	$92	17.3%	$225	$196	14.4%

Adjusted (a):
Operating income	$466	$398	17.3%	$872	$747	16.8%
Operating income as a percentage of net revenues	16.9%	16.6%	0.3%	16.1%	15.7%	0.4%
Net income attributable to Quest Diagnostics	$298	$266	12.3%	$549	$496	10.7%
Diluted EPS	$2.62	$2.35	11.5%	$4.83	$4.39	10.0%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2025

The company updates its full year 2025 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$10.80 billion	$10.92 billion	$10.70 billion	$10.85 billion
Net revenues increase	9.4%	10.6%	8.4%	9.9%
Reported diluted EPS	$8.60	$8.80	$8.62	$8.87
Adjusted diluted EPS	$9.63	$9.83	$9.55	$9.80
Cash provided by operations	Approximately $1.55 billion		Approximately $1.5 billion
Capital expenditures	Approximately $500 million		Approximately $500 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, impairment charges and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on July 22, 2025 until midnight Eastern Time on August 5, 2025, by phone at 866-388-5361 for domestic callers or 203-369-0416 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. We provide diagnostic insights from the results of our laboratory testing to empower people, physicians and organizations to take action to improve health outcomes. Derived from one of the world's largest databases of de-identifiable clinical lab results, Quest's diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our more than 55,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, uncertain and volatile economic conditions, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government policies, including related to trade, and regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Wendy Bost, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2025 and 2024
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$2,761	$2,397	$5,413	$4,763

Operating costs and expenses and other operating income:
Cost of services	1,818	1,593	3,607	3,188
Selling, general and administrative	486	416	962	856
Amortization of intangible assets	39	29	78	58
Other operating (income) expense, net	(20)	4	(18)	6
Total operating costs and expenses, net	2,323	2,042	4,629	4,108

Operating income	438	355	784	655

Other income (expense):
Interest expense, net	(67)	(44)	(134)	(87)
Other income, net	13	3	10	12
Total non-operating expense, net	(54)	(41)	(124)	(75)

Income before income taxes and equity in earnings of equity method investees	384	314	660	580
Income tax expense	(97)	(74)	(156)	(140)
Equity in earnings of equity method investees, net of taxes	9	—	27	8
Net income	296	240	531	448
Less: Net income attributable to noncontrolling interests	14	11	29	25
Net income attributable to Quest Diagnostics	$282	$229	$502	$423

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$2.51	$2.05	$4.48	$3.79

Diluted	$2.47	$2.03	$4.41	$3.75

Weighted average common shares outstanding:
Basic	112	111	112	111

Diluted	113	112	113	112

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2025 and December 31, 2024
(in millions, except per share data)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$319	$549
Accounts receivable, net	1,419	1,304
Inventories	187	188
Prepaid expenses and other current assets	273	351
Total current assets	2,198	2,392
Property, plant and equipment, net	2,120	2,113
Operating lease right-of-use assets	655	651
Goodwill	8,883	8,856
Intangible assets, net	1,706	1,763
Investments in equity method investees	136	123
Other assets	271	255
Total assets	$15,969	$16,153

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,349	$1,394
Current portion of long-term debt	504	602
Current portion of long-term operating lease liabilities	171	173
Total current liabilities	2,024	2,169
Long-term debt	5,169	5,615
Long-term operating lease liabilities	540	535
Other liabilities	890	938
Redeemable noncontrolling interest	81	83
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both June 30, 2025 and December 31, 2024; 162 shares issued as of both June 30, 2025 and December 31, 2024	2	2
Additional paid-in capital	2,332	2,361
Retained earnings	9,682	9,360
Accumulated other comprehensive loss	(16)	(88)
Treasury stock, at cost; 50 and 51 shares as of June 30, 2025 and December 31, 2024, respectively	(4,772)	(4,857)
Total Quest Diagnostics stockholders’ equity	7,228	6,778
Noncontrolling interests	37	35
Total stockholders’ equity	7,265	6,813
Total liabilities and stockholders’ equity	$15,969	$16,153

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2025 and 2024
(in millions)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$531	$448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	283	233
Provision for credit losses	2	3
Deferred income tax expense (benefit)	8	(36)
Stock-based compensation expense	43	42
Other, net	26	16
Changes in operating assets and liabilities:
Accounts receivable	(115)	(113)
Accounts payable and accrued expenses	(11)	(111)
Income taxes payable	9	20
Other assets and liabilities, net	82	12
Net cash provided by operating activities	858	514

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(17)	(248)
Capital expenditures	(225)	(196)
Other investing activities, net	3	31
Net cash used in investing activities	(239)	(413)

Cash flows from financing activities:
Proceeds from borrowings	400	—
Repayments of debt	(1,001)	(301)
Exercise of stock options	42	28
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(42)	(23)
Dividends paid	(174)	(163)
Distributions to noncontrolling interest partners	(29)	(18)
Other financing activities, net	(50)	(39)
Net cash used in financing activities	(854)	(516)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	5	—

Net change in cash and cash equivalents and restricted cash	(230)	(415)
Cash and cash equivalents and restricted cash, beginning of period	549	686
Cash and cash equivalents and restricted cash, end of period	$319	$271

Cash paid during the period for:
Interest	$145	$105
Income taxes	$110	$118

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$282	$229	$502	$423
Less: earnings allocated to participating securities	1	1	2	2
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$281	$228	$500	$421

Weighted average common shares outstanding - basic	112	111	112	111
Effect of dilutive securities:
Stock options and performance share units	1	1	1	1
Weighted average common shares outstanding - diluted	113	112	113	112

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.51	$2.05	$4.48	$3.79
Diluted	$2.47	$2.03	$4.41	$3.75

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended June 30, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$438	15.9%	$(97)	$9	$282	$2.47
Restructuring and integration charges (a)	7	0.3	(2)	—	5	0.04
Other charges (b)	28	1.0	(6)	—	22	0.19
Gains and losses on investments (c)	—	—	1	(1)	(2)	(0.01)
Other gains (d)	(46)	(1.7)	12	—	(34)	(0.30)
Amortization expense	39	1.4	(11)	—	28	0.25
ETB	—	—	(3)	—	(3)	(0.02)
As adjusted	$466	16.9%	$(106)	$8	$298	$2.62

	Six Months Ended June 30, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$784	14.5%	$(156)	$27	$502	$4.41
Restructuring and integration charges (a)	26	0.5	(7)	—	19	0.17
Other charges (b)	30	0.6	(6)	—	24	0.21
Gains and losses on investments (c)	—	—	1	(1)	(2)	(0.01)
Other gains (d)	(46)	(0.9)	14	(8)	(40)	(0.36)
Amortization expense	78	1.4	(20)	—	58	0.51
ETB	—	—	(12)	—	(12)	(0.10)
As adjusted	$872	16.1%	$(186)	$18	$549	$4.83

	Three Months Ended June 30, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$355	14.8%	$(74)	$—	$229	$2.03
Restructuring and integration charges (a)	10	0.4	(3)	—	7	0.06
Other charges (b)	4	0.2	—	—	4	0.03
Gains and losses on investments (c)	—	—	(3)	9	6	0.05
Amortization expense	29	1.2	(8)	—	21	0.19
ETB	—	—	(1)	—	(1)	(0.01)
As adjusted	$398	16.6%	$(89)	$9	$266	$2.35

	Six Months Ended June 30, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$655	13.7%	$(140)	$8	$423	$3.75
Restructuring and integration charges (a)	27	0.6	(7)	—	20	0.17
Other charges (b)	7	0.2	—	—	7	0.06
Gains and losses on investments (c)	—	—	(3)	9	6	0.05
Amortization expense	58	1.2	(15)	—	43	0.39
ETB	—	—	(3)	—	(3)	(0.03)
As adjusted	$747	15.7%	$(168)	$17	$496	$4.39

(a)For each of the three and six months ended June 30, 2025 and 2024, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(dollars in millions)
Cost of services	$1	$1	$7	$14
Selling, general and administrative	6	9	19	13
Operating income	$7	$10	$26	$27

(b)For both the three and six months ended June 30, 2025, the pre-tax impact primarily represents a $24 million impairment charge on certain long-lived assets related to the potential exit of a business. Additionally, each of the three and six months ended June 30, 2025 and June 30, 2024 include losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions. The following table summarizes the pre-tax impact of these other charges on our consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(dollars in millions)
Selling, general and administrative	$—	$1	$—	$1
Other operating (income) expense, net	28	3	30	6
Operating income	$28	$4	$30	$7

(c)For each of the three and six months ended June 30, 2025 and 2024, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments, recorded in equity in earnings of equity method investees, net of taxes, and other income, net.

(d)The three and six months ended June 30, 2025 include a $46 million pre-tax gain, recorded in other operating (income) expense, net, from a payroll tax credit under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") associated with the retention of employees. Additionally, the six months ended June 30, 2025 includes an $8 million gain, recorded in equity in earnings of equity method investees, net of taxes, representing a non-recurring gain related to a lease.

(e)For restructuring and integration charges, other gains/charges, gains and losses on investments and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2025 and 2024.

3)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2025 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2025. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2025 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$8.60	$8.80
Restructuring and integration charges (a)	0.24	0.24
Amortization expense (b)	1.03	1.03
Other charges (c)	0.27	0.27
Other gains (d)	(0.36)	(0.36)
Gains and losses on investments	(0.01)	(0.01)
ETB	(0.14)	(0.14)
Adjusted diluted EPS	$9.63	$9.83

(a)Represents estimated pre-tax charges of $37 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $157 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Principally represents a $24 million pre-tax impairment charge on certain long-lived assets related to the potential exit of a business. Also includes estimated pre-tax net charges of $12 million associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. Income tax benefits on the impairment charge were calculated using a combined statutory income tax rate of 25.5%. No income tax benefits were recorded on the changes associated with the contingent consideration accrual.

(d)Includes a pre-tax gain of $46 million related to a payroll tax credit under the CARES Act associated with the retention of employees. Also, includes a non-recurring pre-tax gain of $8 million related to a lease. Income tax impacts on the gains were calculated using a combined statutory income tax rate of 25.5%.